Exhibit No. 99.2


   KEYSTONE CONSOLIDATED INDUSTRIES, INC.                        [LOGO OMITTED]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                  CONTACT:

Keystone Consolidated Industries, Inc.                 Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                           Vice President - Chief
Dallas, Texas 75240-2697                               Financial Officer
(972) 458-0028                                         (972) 458-0028

          KEYSTONE RECEIVES CONFIRMATION OF ITS PLAN OF REORGANIZATION

     DALLAS, TEXAS . . . August 12, 2005. . . Keystone Consolidated Industries, Inc. (KESNQ.PK) announced that it received confirmation of its Third Amended Joint Plan of Reorganization from the U.S. Bankruptcy Court for the Eastern District of Wisconsin in Milwaukee at a confirmation hearing held on August 10, 2005. As a result of the plan confirmation, Keystone anticipates it will be able to emerge from its Chapter 11 proceedings prior to the end of this month.

     Keystone's Third Amended Joint Plan of Reorganization provides that, among other things:

     o  Keystone  will  assume  the  previously   negotiated  amendment  to  the
        collective bargaining agreement with the Independent Steel Workers Alliance (the "ISWA"), Keystone's largest labor union;
     o Keystone will assume the previously negotiated agreements reached with certain retiree groups that will provide relief by permanently reducing healthcare related payments to these retiree groups from pre-petition levels;
     o The Company's obligations due to pre-petition secured lenders other than its DIP lenders will be reinstated in full against reorganized Keystone;
     o All shares of Keystone's common and preferred stock outstanding at the petition date (February 26, 2004) will be cancelled;
     o Pre-petition unsecured creditors with allowed claims against Keystone will receive, on a pro rata basis, in the aggregate, $5.2 million in cash, a $4.8 million secured promissory note and 49% of the new common stock of reorganized Keystone (the aggregate amount of cash and principal amount of the promissory note may increase based on certain events);
     o Certain operating assets and existing operations of Sherman Wire Company ("Sherman Wire"), one of Keystone's pre-petition wholly-owned subsidiaries, will be sold at fair market value to Keystone, which will then be used to form and operate a newly created wholly-owned subsidiary of reorganized Keystone named Keystone Wire Products Inc.;
     o Sherman Wire will be reorganized and the proceeds of the operating asset sale to Keystone and other funds will be distributed, on a pro rata basis, to Sherman Wire's pre-petition unsecured creditors with allowed claims;
     o Sherman Wire's pre-petition wholly-owned non-operating subsidiaries, J.L. Prescott Company, and DeSoto Environmental Management, Inc. as well as Sherman Wire of Caldwell, Inc., a wholly-owned subsidiary of Keystone, will ultimately be liquidated and the pre-petition unsecured creditors with allowed claims against these entities will receive their pro-rata share of the respective entity's net liquidation proceeds;
     o Pre-petition unsecured creditors with allowed claims against FV Steel & Wire Company, another one of Keystone's wholly-owned subsidiaries, will receive cash in an amount equal to their allowed claims;
     o  One of Keystone's Debtor-In-Possession lenders, EWP  Financial,  LLC (an affiliate of Contran Corporation ("Contran"), Keystone's largest pre-petition shareholder) will convert $5 million of its DIP credit facility, certain of its pre-petition unsecured claims and all of its administrative claims against Keystone into 51% of the new common stock of reorganized Keystone; and
     o The Board of Directors of reorganized Keystone will consist of seven individuals, two of which shall be designated by Contran, two of which shall be designated by the Official Committee of Unsecured Creditors (the "OCUC"), and the remaining three directors shall qualify as independent directors (two of the independent directors shall be appointed by Contran with the OCUC's consent and one shall be appointed by the OCUC with Contran's consent).

     Keystone has also obtained a commitment from an exit lender for an $80 million credit facility. This credit facility will be used to extinguish the portion of Keystone's existing debtor-in-possession credit facilities that will not be converted to equity and to provide working capital upon emergence from bankruptcy.

     Keystone believes the Bankruptcy Court's confirmation of the Third Amended Joint Plan of Reorganization represents the final major step in Keystone's efforts to complete a successful restructuring. Keystone and its advisors will continue to work diligently in an effort to achieve its goal of effecting the Joint Plan of Reorganization and emerging from bankruptcy prior to the end of this month.

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Keystone cautions that statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this press release and those described from time to time in the Keystone's other filings with the U.S. Securities and Exchange Commission including, but not limited to:

o Future supply and demand for Keystone's products (including cyclicality thereof),
o  Customer inventory levels,
o Changes in raw material and other operating costs (such as ferrous scrap and energy),
o  General economic conditions,
o  Competitive products and substitute products,
o  Changes in customer and competitor strategies,
o  The impact of pricing and production decisions,
o  The possibility of labor disruptions,
o Environmental matters (such as those regulating emission and discharge standards for existing and new facilities),
o  Government regulations and possible changes therein,
o Significant increases in the cost of providing medical coverage to employees and retirees,
o The ability to successfully obtain reductions in Keystone's operating costs, including achieving relief from the current provisions of agreements relative to healthcare with certain retiree groups,
o The ability of Keystone to successfully renegotiate the terms of certain of its indebtedness, o The ultimate resolution of pending litigation,
o International trade policies of the United States and certain foreign countries,
o  A  successful  reorganization  and  exit  from  the  bankruptcy process,
o Any possible future litigation, and o Other risks and uncertainties as discussed in this press release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock that trades under the symbol: KESNQ.PK will be cancelled shortly and will no longer trade. Up to date information concerning the bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court may be found at http://www.kccllc.com .


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